Exhibit 10.1

EMPLOYMENT CONTRACT

EMPLOYMENT CONTRACT ("Contract"), between Asia Payment Systems (Hong Kong) Limited, a wholly-owned subsidiary of Cardtrend International Inc. (formerly known as Asia Payment Systems Inc.), a Nevada corporation with its common stock currently quoted on the NASD’s OTC under the Symbol CDTR (hereinafter called “CARDTREND”), having business office at Suite 7A, Carfield Commercial Buildind, 75, Wyndham Street, Central, Hong Kong (hereinafter called “The Company”), and Ao Jing Guang, a Chinese with I/D No. 440103195709174817, residing at Room 301, No.25 of Yongshengdong Street, Donghu Road, Yuexiu District, Guangzhou, China (hereinafter called "Ao").

WHEREAS, The Company wishes to engage the services of Ao as Head of Business Planning & Development - Greater China of The Company, and

WHEREAS, Ao is willing to provide his services and to undertake the duties and responsibilities described below and other duties and responsibilities as may be assigned to him by the Company from time to time during the term of this Contract which shall commensurate with the rank of a head of a department in a subsidiary or associated company of The Company and to enter into this Contract for such period upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior contracts between the parties are waived and of no further effect, and the parties to this Contract agree as follows:

1.	EMPLOYMENT

The Company shall contract with Ao, and Ao shall serve the Head of Business Planning & Development, Greater China during the term of employment set forth in Paragraph 2 of this Contract .The Company and other subsidiaries, associated companies and affiliates of CARDTREND are engaged in the Asia and Middle East regions, in providing payments and loyalty rewards products to consumers and payments processing services to banks and corporate clients.

2.	TERM

The term of this Contract shall be for a period of five (5) years commencing on November1st , 2007 (hereinafter referred to as “Commencement Date”).

3.	JOB TITLE AND DUTIES

3.1	Title and Duties

Ao shall initially be designated as Head of Business Development, Greater China, and shall have responsibilities commensurate with his title and position from time to time. Ao shall devote his time and attention to, and exert his best efforts in the performance of his duties hereunder, so as to support the businesses of The Company and the subsidiaries, associated companies and affiliates of CARDTREND. With effect from the

EMPLOYMENT Contract

Commencement Date, Ao shall be seconded to Asia Payment Systems (China) Co. Ltd.., a subsidiary of CARDTREND in Shanghai, China, as Head of Business Planning & Development, Greater China of the said subsidiary, until further notice.

As Head of Business Planning & Development of Asia Payment Systems (China) Co. Ltd (“APS China”)., Ao shall be responsible for the overall development of the Business of CARDTREND in Greater China which includes China, Hong Kong, Macau and Taiwan,. His duties shall include the supervision of all the employees of APS China and any other subsidiaries and associated companies of the Company in Greater China who are responsible for business development, sales and marketing related activities.

The Company will determine and notify Ao of his duties and responsibilities from time to time during the term of this Contract.

3.2	Confidential Information

Ao shall not, directly or indirectly, or at any time, during the term of this Contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers' lists, or other information of, or relating to The Company, APS China and CARDTREND, or any of its subsidiaries or associated companies or affiliates in connection with any of their activities or businesses, except as may be necessary in the performance of his duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.

4.	COMPENSATION AND EXPENSES

4.1	Compensation

(i) Sign-on Fee

The Company shall on the Commencement Date, issue to Ao One Million Five Hundred (1,500,000) restricted shares of the CARDTREND common stock as the sign-on fee (“Sign-on Fee”) to entice Ao to enter into this Agreement. Ao is entitled to piggy-back registration right for such shares.

(ii) Base Salary

The Company shall pay Ao a basic salary of HK$ 40,000 per month and such salary shall be revised upward annually at a rate as may be solely determined by The Company based on an annual review of his performance as may be conducted by The Company and/or CARDTREND and/or any of its subsidiaries or associated companies and/or affiliates which Ao may be seconded to from time to time during the term of this Contract. In making monthly payment of the said basic salary to Ao, The Company shall be entitled to deduct any cash based compensation which he may be paid by any of its subsidiaries and/or associated companies and/or affiliates. In addition, it is agreed that salaries that may be owed by the Company shall be settled at the end of every calendar quarter with cash or free trading common shares of CARDTREND.

(iii) Stock Options

Ao shall be entitled to 150,000 CARDTREND’ stock options per year out of its Non- qualified Incentive Stock Plan 2007 (“Options”) priced at US$ 0.10 each to purchase 150,000 Common Shares of CARDTREND. The Options shall be vested at the rate of 37,500 shares per calendar quarter, at the end of each quarter from the Commencement Date, with the first vesting on December 31, 2007.

EMPLOYMENT Contract

(iv) Benefits
Ao shall be entitled to enjoy all the employee benefit plans that The Company or CARDTREND may implement from time to time for the employees of equal rank.

(iv) Incentives

Ao shall be entitled to participate in any performance incentive plan that The Company or CARDTREND or the subsidiary or associated company or affiliate which he has been seconded to, may implement from time to time.

4.2	Business Expenses

The Company or the subsidiary or associated company or affiliate which Ao has been seconded to will reimburse him for all reasonable expenses properly incurred by him in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the above said companies.

4.3	Work Location & Relocation

i)

During the term of this Agreement, Ao shall be based in Hong Kong and Guangzhou, to perform his obligation under this Agreement, unless otherwise determined and agreed by both parties from time to time depending on the needs of the Business, The Company shall pay for Ao’s hotel accommodation costs and traveling expenses to and from Guangzhou reasonably incurred by him while he is discharging his duties from Hong Kong, and in the event of Ao relocating to a work place outside of Hong Kong and Guangzhou, The Company shall pay all of the costs and expenses of Ao and his immediate family members connected with such relocation, including reasonable moving and travel expenses and reasonable dwelling costs and education costs (for children under eighteen (18) years of age) during the entire period in such relocated work place. Ao and his immediate family members shall be entitled to an economy class round trip return air-travel from the relocated work place to Guangzhou, China once a year from the time of such relocation for taking his home leave. In addition, if Ao is relocated outside of Hong Kong or Guangzhou, china, The Company will furnish Ao, without cost to him and during the entire period in such relocated work place, a company owned or leased automobile of the make and model befitting his position and status in the business community in such work place.

ii)

In the event of termination of Ao’s employment due to whatever reason while he his performing his obligations under this Agreement: (a) in Hong Kong, The Company will pay for his airfare returning to Guangzhou, China; or (b) in location outside of Hong Kong or Guangzhou, China, The Company will pay all of the costs and expenses of Ao and his immediate family members connected with their returning to Guangzhou, China, including moving and travel expenses and reasonable temporary dwelling costs (for a period not exceeding 60 days).

4.4	Work Location And Taxes

For the purpose of Compensation payable to Ao under this Contract, Ao is deemed to be based in Hong Kong. Ao shall be fully responsible for any income tax or other taxes which he may be subjected to in Hong Kong and/or any country which he may be located to discharge his duties and responsibilities under this Contract.

EMPLOYMENT Contract

5      Holidays and Annual Vacation Leave
        Ao shall be entitled to all public holidays in the country he is located at the time, in addition, to annual vacation leave which shall accrue on a pro rata basis during the contract term at the rate of eighteen
        (18) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business.

6.      TERMINATION AND SEVERANCE PAYMENT

6.1    Termination
         Upon the occurrence of an event of termination (as hereinafter defined) during the period of Ao's employment under this Contract, the provisions of this Paragraph 6 shall apply for consequence relating to the financials obligations of the parties hereto. As used in this Contract an "event of termination" shall mean and include any one or more of the following:

(i)      The termination by The Company of Ao's employment under this Contract hereunder due to "cause" as defined in (iii) herein below; and in which event, The Company shall be entitled to discontinue all it obligations under this Contract.

(ii)     Ao's resignation from The Company or the related company which he has been seconded to pursuant to the provisions of this paragraph, upon material breach of this Contract by the Company and such breach continues for at least ninety (90) days following written notification by Ao. Upon the occurrence of the event described above, Ao shall have the right to elect to terminate his employment under this Contract by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed, except in case of continuing breach, four (4) calendar months after the event giving rise to said right to elect, and in which event, The Company shall be obligated to pay to Ao, within 30 days from the date of termination of
         Ao’s employment with The Company, an amount equals to last drawn monthly basic salary multiplied by the remaining months of the unexpired period of this Contract.

(iii)   Termination by The Company for "cause" shall mean Ao's termination by action of The Company because of dishonesty, gross neglect of duties hereunder, conviction of a felony, engaging directly or indirectly in any competing business of CARDTREND or it subsidiaries or associated companies or affiliates, or willful misconduct.

(iv)   Termination by action of The Company without “cause”, and in which event, The Company shall be obligated to pay to Ao, within 7 days from the date of termination of Ao’s employment with
          The Company, an amount equals to the last drawn monthly basic salary multiplied by the remaining months of the unexpired period of this Contract.

(v)    Ao’s resignation from The Company or the company which he has been seconded to with whatever reason other than that stated in Clause 6 (ii) above or medical reason, and in which event,
          Ao shall be obligated to pay to the Company as follows:

EMPLOYMENT Contract

(a)

If the termination of the Ao’s employment occurs during the first twelve (12) from the Commencement Date, Ao shall refund all the Sign-on Fee (either in 1,500,000 common shares of CARDTREND or in cash equal to US$150,000, being the full fair value of the 1,500,0000 common shares of CARDTREND given to Ao on the Commencement Date) to the Company within thirty (30) days from the date of termination of Ao’s employment with The Company; or

(b)

If the termination of Ao’s employment occurs anytime after twelve (12) months from the Commencement Date, Ao shall refund to the Company an amount equals to 10% of the Sign-on Fee (either in 150,000 common shares of CARDTREND or in cash equal to US$15,000, being 10% of the full fair value of the 1,500,000 common shares of CARDTREND given to Ao on the Commencement Date) within Thirty (30) days from the date of termination of his employment with The Company.

7.	INTELLECTUAL PROPERTY

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed created or made by Ao alone or with others relating to the business of The Company and/or CARDTREND or any of its subsidiaries or associated companies or affiliates during the contract period and whether or not patented or copy righted or trademarked, shall become the sole and exclusive property of the Company and/or CARDTREND. Ao shall disclose the same promptly and completely to The Company and/or CARDTREND and shall, during the employment period (i) execute all documents required by The Company and/or CARDTREND for vesting in The Company’s and/or CARDTREND the entire rights, titles and interests in and to same, (ii) execute all documents required by The Company and/or CARDTREND for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as The Company and/or CARDTREND, in its sole discretion, any desire to prosecute, and (iii) give The Company and/or CARDTREND all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect The Company’s and/or CARDTREND’ rights therein and thereto.

8.	ASSIGNMENT

This Contract and any rights (including Ao's Compensation but except the sale and transfer of the Signed-on Shares) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that The Company shall have the right to assign its rights hereunder to any third party successor in interest of The Company and/or CARDTREND whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.	NOTICES

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees

EMPLOYMENT Contract

prepaid to, the applicable party and addressed as follows:

(i) if to The Company:	Asia Payment Systems (Hong Kong) Limited Suite 7A, Carfield Commercial Building, 75, Wyndham Street, Central Hong Kong Facsimile: 852-2110-9983

(ii) if to Ao:	Ao Jing Guang Room301, No.25, Yongshengdong Street, Donghu Road, Yuexiu District, Guangzhou,China Facsimile:

10.	SEVERABILITY

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11.	WAIVER

No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.	ENTIRE CONTRACT/GOVERNING LAW

This Contract embodies the entire understanding and supersedes all other oral or written Contracts or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Contract shall be construed and governed in all respect and shall at all times be determined in accordance with the laws of Hong Kong SAR, China.

14.	HEADINGS

The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Contract.

EMPLOYMENT Contract

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Contract, consisting of six (6) pages, on this 1st day of November, 2007.

Ao Jing Guang                                                                                                   Asia Payment Systems (Hong Kong) Limited

AO JING GUANG Chinese I/D:440103195709174817	By: KING K. NG Name: King K. Ng Director

Witnessed by:                                                                              Witnessed by:

____________________________                                                                 _______________________________
Name:                                                                                                                       Name:

EMPLOYMENT Contract